Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Eagle Financial Services, Inc. of our reports dated March 16, 2026, relating to the consolidated financial statements and effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Eagle Financial Services, Inc. for the year ended December 31, 2025.

/s/ Yount, Hyde & Barbour, P.C.

Winchester, Virginia

June 30, 2026